Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279206

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 8, 2024)

1,785,714 Shares

We are offering an aggregate of 1,785,714 shares of our common stock, par value $0.001 per share.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “RXST.” On May 8, 2024, the last reported sale price of our shares of common stock on Nasdaq was $60.66 per share.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Discounts and Commissions	Proceeds to RxSight, Inc. (before expenses)
Per Share	$56.00	$3.36	$52.64
Total	$99,999,984.00	$5,999,999.04	$93,999,985.00

(1)	See “Underwriting” beginning on page S-19 of this prospectus supplement for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 267,857 shares of our common stock.

The underwriters expect to deliver the shares to purchasers on or about May 13, 2024.

BofA Securities

J.P. Morgan

BTIG

Prospectus supplement dated May 8, 2024

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-279206) that became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 8, 2024. This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, as used in this prospectus supplement, “we,” “us,” “RxSight,” “the Company” and “our” refer to RxSight, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

S-i

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in shares of our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the shares of our common stock is appropriate for you.

Company Overview

We are a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. Our proprietary RxSight® Light Adjustable Lens system (“RxSight system”) is the first and only commercially available premium cataract technology that enables doctors to customize and optimize visual acuity for patients after surgery. The RxSight system is comprised of our RxSight Light Adjustable Lens® (“LAL®” and “LAL+™,” collectively the “LAL”), RxSight Light Delivery Device (“LDD”) and accessories. Our LAL is a premium intraocular lens (“IOL”) made of proprietary photosensitive material that changes shape in response to specific patterns of ultraviolet (“UV”) light generated by our LDD.

We designed our RxSight system to address the shortcomings of competitive premium IOL technologies and provide a solution that doctors can trust to improve visual outcomes and achieve high levels of patient satisfaction. Competitive premium IOLs require patients to specify their visual priorities before surgery and be willing to accept various optical trade-offs associated with those choices. Once a patient has selected a competitive premium IOL, the surgeon must rely on a series of preoperative diagnostic tests and predictive formulae to choose the appropriate lens power. If the doctor’s prediction is suboptimal, then the patient may experience suboptimal results that could necessitate a subsequent corneal refractive procedure or certain other compromises in order to reach vision targets.

In contrast, with the RxSight system, the surgeon implants the LAL as they would in any other cataract procedure, determines refractive error with patient input several weeks following surgery and then uses the LDD to modify the LAL with the precise visual correction needed to achieve the patient’s desired vision outcomes. We believe our RxSight system provides doctors and patients increased confidence and peace of mind by eliminating the high-stakes preoperative guesswork common to competitive premium IOLs and allowing patients to iterate their final vision characteristics with customized post-surgical adjustments.

A cataract is the loss of transparency in the eye’s natural lens, which causes blurry or hazy vision and can eventually lead to blindness. Approximately 50% of all individuals develop some form of cataracts by age 60, usually in both eyes, and prevalence increases with age. Among the world’s most commonly performed procedures, cataract surgery involves removing the cloudy natural lens and replacing it with a clear IOL. Prior to surgery, patients can opt for either a spherical monofocal IOL, which usually results in improved vision but requires glasses for best vision, or a premium IOL, which also corrects for astigmatism and/or presbyopia, thereby reducing spectacle dependence. In the United States, Medicare and private insurers typically cover the full cost of spherical IOL procedures, while premium IOL procedures require patients to pay an incremental out-of-pocket fee, typically ranging from $1,000 to $4,000 per eye depending on the specific premium IOL used. In the United States, the world’s largest premium IOL market, 2023 premium procedures represented about 21% of all cataract procedures and generated approximately $780 million in revenue, a figure that is projected to grow at a 9.5% compound annual growth rate (“CAGR”) by 2028, according to the Market Scope 2023 Premium Cataract Surgery Market Report.

We believe that the premium cataract surgery market remains underpenetrated due to both doctors’ reluctance to recommend competitive premium IOLs to the full universe of eligible patients and patients’ confusion in assessing the associated trade-offs and side effects with competitive premium IOLs. We believe competitive premium IOLs often fail to deliver on patients’ expectations for quality vision across a range of distances without glasses.

We believe our RxSight system offers doctors and patients a significantly more reliable approach that can consistently deliver optimal, fully customized visual outcomes with few compromises, ultimately driving broad adoption and establishing it as the standard of care for premium cataract procedures. The key benefits of our solution include:

•

Allowing full customization and optimization of patient vision after surgery. Our LAL uses a proprietary silicone formulation that enables changing the mechanical and optical properties of the lens following implantation. Our LDD uses proprietary software and algorithms to deliver a short UV light exposure treatment that polymerizes specific portions of the lens and allows doctors to adjust spherical and cylindrical refraction in 0.25 diopter increments, similar to the adjustment increments used to refract patients for glasses or contact lenses, as well as in other refractive procedures like LASIK. All other premium IOLs are fixed-power lenses that cannot be adjusted following surgery.

•

Delivering superior visual outcomes with low risk of side effects. In our clinical trial that led to approval of our RxSight system by the Food and Drug Administration (“FDA”), 70% of LAL patients achieved 20/20 or better uncorrected visual acuity without glasses, while in similar trials of other premium IOLs, only about 40% of patients achieved this performance level. Additionally, LAL patients do not experience increased incidence of glare or halos that are common with other premium IOLs.

•

Providing accuracy and precision to optimize vision with both eyes. Most LAL patients choose minor differences in the refractive correction of each eye, resulting in glasses-free vision across a full range of distances. In the most recent data from our Phase 4 commercial study, over 90% of patients were able to achieve 20/20 or better at distance without glasses, which is approximately twice the rate of any of the alternative IOLs. In addition, over 90% of patients were also able to read 5-point font at near vision, which is typically the size of footnotes on a page.

•

Enabling patients to preview and compare possible vision outcomes. LAL patients are the only premium IOL patients able to “test-drive” their vision after surgery but before selecting a final refractive outcome. With up to three possible UV light treatments to adjust the LAL, patients direct their optimal visual acuity through an interactive and iterative process.

•

Empowering doctors to grow their practices with a premium IOL they can trust and confidently recommend. Our RxSight system has been shown to deliver excellent visual outcomes across a broad range of patient types and preferences. In our 2023 RxSight customer survey, 93% of respondents said they thought our RxSight system delivered the highest quality vision, 96% said they would recommend the LAL to others and 80% said they would select it for their own eyes.

Our commercial efforts began in 2019 and have been primarily focused in the United States, where we are building a “razor and razor blade” business model to drive new customer adoption and ongoing LAL volume growth. Our U.S. commercial organization includes a direct sales team of LDD sales personnel and LAL account managers, as well as clinical specialists, field service engineers and marketing personnel. Our sales efforts are concentrated on the roughly 4,000 U.S. cataract surgeons that perform 70%–80% of all premium IOL procedures. As of March 31, 2024, we had established an installed base of 732 LDDs in ophthalmology practices and, since our inception through March 31, 2024, surgeons have implanted over 117,000 LALs.

We plan to grow our business primarily by expanding the size of our LDD installed base and driving increased utilization of our LAL through heightened awareness of the superior clinical outcomes our RxSight system provides patients. To continue to strengthen our competitive position in the premium IOL market, our research and development activities are focused primarily on programs that improve clinical outcomes, improve customer experience, expand our indications for use, reduce manufacturing costs and lifecycle management.

Recent Developments

On May 2, 2024, an unauthorized actor targeted the personal cell phone number of an employee that is a non-executive officer member of our management team. The cell phone provider, without authority from RxSight or the employee, transferred the employee’s phone number to the actor’s phone. As a result, the actor obtained unauthorized access to the employee’s cloud-based work account and to e-mails and files that were accessible from the employee’s cloud-based work account. We discovered the incident on May 3, 2024 and promptly disabled the employee’s account, initiated response and investigation procedures, contacted our cybersecurity insurance provider, and retained external cybersecurity experts to assist in our response and investigation.

While cybersecurity incidents can be unpredictable, as of this date, we and our external security experts have not detected any unauthorized access to our corporate network and have not identified any missing or encrypted data. Moreover, our information systems were never interrupted and remain operational. However, we believe that the unauthorized actor did access and acquire copies of a large number of e-mail messages and other materials that were accessible from the impacted management team member’s cloud-based work account. We have begun reviewing the e-mails and files to which the unauthorized actor had access and we expect that process to continue for a number of weeks. As of this date, we have not observed any aspect of this incident which has had a material impact on our operations, financial systems, or financial condition, and we do not anticipate that the incident will have a material impact on us in the future. However, there can be no assurance as to whether the incident will have a material impact on our operations, financial systems, or financial condition and we remain subject to various risks due to the incident. We will continue to work with our external cybersecurity experts to investigate the matter to determine the full extent of the impact on our operations, financial systems and financial condition.

Summary Risk Factors

The following is a summary of the principal risks that could adversely affect our business, financial condition, results of operations and prospects. Such risks are discussed more fully in the sections of this prospectus supplement and the documents incorporated by reference into this prospectus supplement captioned “Risk Factors” and include, but are not limited to, the following risks:

•

We have a limited operating history, and if we fail to effectively train our sales force, increase our sales and marketing capabilities, or develop broad brand awareness in a cost-effective manner, our growth will be impeded, and our business will suffer.

•	We have a history of net operating losses, and we expect to continue to incur losses in the future. If we ever achieve profitability, we may not be able to sustain it.

•

Our success depends in large part on our RxSight system. If we are unable to successfully market and sell our RxSight system, our business prospects will be significantly harmed, and we may be unable to achieve revenue growth.

•	We face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations.

•

Global economic, political and market conditions, including relatively high prevailing interest rates and levels of inflation, may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

•

If we are unable to obtain, maintain, protect and enforce patent and other intellectual property protection for our technology and products, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets.

•	If we are unable to protect the confidentiality of our trade secrets and other proprietary information, our business and competitive position may be harmed.

•	We may not be able to protect our intellectual property rights throughout the world, which could impair our business.

•

If we fail to obtain and maintain necessary regulatory clearances or approvals for our products, or if clearances or approvals for future products and indications are delayed or not issued, our commercial operations may be harmed.

•

We depend upon third parties, including single and sole source suppliers, to manufacture certain components and subcomponents of the RxSight system, making us vulnerable to supply disruptions and price fluctuations.

•	The price of our stock may be volatile, and you could lose all or part of your investment.

•

We do not know whether an active, liquid and orderly trading market will exist for our common stock or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

•	We must continue to recruit, retain, manage and motivate qualified executives as we build out the management team, and we are highly dependent on our management team.

•	Future litigation proceedings could adversely affect our business.

Corporate Information

We were incorporated in California on March 5, 1997 as Calhoun Vision, Inc. and changed our name to RxSight, Inc. in October 2016. We reincorporated in Delaware on July 6, 2021. Our principal executive offices are located at 100 Columbia, Aliso Viejo, CA 92656. Our telephone number is (949) 521-7830. Our website address is www.rxsight.com. Information contained on, or that may be accessed through, the website is not incorporated by reference into this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common stock offered by us	An aggregate 1,785,714 shares of our common stock (2,053,571 shares if the underwriters’ option to purchase additional shares is exercised in full).

Option to purchase additional shares	We have granted the underwriters an option to purchase up to 267,857 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	38,947,467 shares (or 39,215,324 shares if the underwriters’ option to purchase additional shares is exercised in full), based on 37,161,753 shares outstanding as of March 31, 2024 and which excludes certain shares as further described below.

Use of Proceeds	We currently intend to use the net proceeds from this offering for (1) continued commercial and marketing expansion, including international expansion, funding of product development, research and clinical development and (2) working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and the risks described in sections of the documents incorporated by reference into this prospectus supplement captioned “Risk Factors.”

Nasdaq Global Market symbol	“RXST”

The number of shares of our common stock to be outstanding immediately after this offering is based upon 37,161,753 shares outstanding as of March 31, 2024 and excludes the following:

•

6,556,403 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, at a weighted-average exercise price of $18.48 per share;

•	676,952 shares of our common stock issuable upon the vesting of restricted stock units (RSUs) outstanding as of March 31, 2024;

•

976,356 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”), as of March 31, 2024 (and any future automatic increase in shares reserved for issuance thereunder); and

•	577,847 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), as of March 31, 2024.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise or settlement of the outstanding stock options, RSUs or other equity awards described above;

•	no issuance of shares under the 2021 ESPP subsequent to March 31, 2024;

•	no grant of additional awards under our 2021 Plan subsequent to March 31, 2024;

•	no repurchase of shares of our common stock subsequent to March 31, 2024; and

•	no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

An investment in the shares of our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with the risk factors included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, each as filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks described below and in the documents incorporated by reference are not the only risks facing us. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially affect our business, financial condition, results of operations and prospects. If any of these risks occur, our business, financial condition, results of operations and prospects could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference.

Risks Related to this Offering

We will have broad discretion in the use of proceeds from this offering and our existing cash, and we may invest or spend the proceeds and such cash in ways with which you do not agree and in ways that may not yield a return.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds,” and our existing cash and cash equivalents and marketable securities. You may not agree with our decisions, and our use of the proceeds and our existing cash and cash equivalents and marketable securities may not improve our results of operations or enhance the value of our shares of common stock. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the net proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our shares of common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the price of our shares of common stock to decline.

New investors in our shares of common stock will experience immediate and substantial dilution after this offering.

Since the offering price for our shares of common stock in this offering is substantially higher than the net tangible book value per share of common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. If the underwriters exercise their option to purchase additional shares of common stock, you will experience additional dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Global economic, political and market conditions, including relatively high prevailing interest rates and levels of inflation, may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

The current worldwide economic and financial environment, as well as various social and political tensions in the U.S. and the conflicts in Eastern Europe, the Middle East and elsewhere, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. Deterioration in the economic conditions globally resulting in instability in global financial markets, including the following, may pose a risk to our business: inflation, actual and anticipated changes in interest rates, global events including regional conflicts, uncertainty with respect to the U.S. federal budget and debt ceiling and potential government shutdowns related thereto, instability in the global banking system, large sovereign debts and fiscal deficits in countries around the world and instability in the capital markets.

The impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness as well as potential government shutdowns could adversely affect the U.S. and global financial markets and economic conditions. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the U.S. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics) may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide and have a material adverse effect on our business, financial conditions, results of operations and prospects.

FORWARD-LOOKING STATEMENTS

Discussions in this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain or may contain forward-looking statements that are based on the beliefs and assumptions of our management and on information currently available to our management. The statements contained in this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our forward-looking statements include, but are not limited to, statements regarding:

•

the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements, including our expectation that we do not anticipate the need to raise additional capital or incur additional debt in order to reach profitability from operations, provided that we may opportunistically seek to raise capital under advantageous circumstances from time to time in order to support the expansion of our sales and operations in the U.S. and internationally and to pursue other business opportunities;

•	our plans to conduct further clinical trials and any expectations related to the timing or outcomes of such trials;

•	our plans and expected timelines related to our products, or developing new products, to address additional indications or otherwise;

•	the expected acceptance and use of our products by doctors;

•	our ability to obtain, maintain and expand regulatory clearances for our products and any new products we create;

•	the expected growth of our business and our organization;

•	our intentions regarding investment in our business as we pursue growth;

•	our expected uses of our existing resources;

•	our expectations regarding government and third-party payer coverage and reimbursement;

•	our ability to continue to recruit and retain key personnel, including the continued development of a sales and marketing infrastructure;

•	our ability to obtain an adequate supply of materials and components for our products from our third-party suppliers, including single and sole source suppliers;

•	our ability to manufacture sufficient quantities of our products with appropriate quality;

•	our ability to obtain, maintain and enforce intellectual property protection for our products and protect our intellectual property rights;

•	our ability to expand our business into new geographic markets;

•	our ability to comply with applicable SEC rules and Nasdaq continued listing requirements;

•	our ability to comply with existing and future government laws, rules and regulations both in the United States and internationally;

•

our assessment and expectations regarding the impact of the cybersecurity incident, as discussed under the heading “Summary – Recent Developments,” on our financial condition and business moving forward;

•	our expectations regarding the allocation of resources toward expenses associated with being a public company;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;

•	the volatility of the trading price of our common stock;

•	our ability to identify and develop new and planned products or acquire new products;

•	development and projections relating to our competitors or our industry, including anticipated growth rates for the conventional and premium IOL markets;

•	the impact of local, regional, national or political conditions and events; and

•	the impact of worldwide political and economic conditions and unknown future events on our business, financial condition, results of operations and prospects.

Such statements may be signified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, or the documents we have filed with the SEC that are incorporated by reference. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the expectations in these statements.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are made only as of the date of those respective documents, and we are not under any obligation to update our respective forward-looking statements and do not intend to do so. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate the net proceeds from the sale of securities by us in this offering will be approximately $93.2 million (or approximately $107.3 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for (1) continued commercial and marketing expansion, including international expansion, funding of product development, research and clinical development and (2) working capital and general corporate purposes.

We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or intellectual property, although we have no present commitments or agreements to do so.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending our use of the net proceeds from this offering as described above, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term investments and capitalization as of March 31, 2024:

•	On an actual basis; and

•

On an as adjusted basis to give effect to the sale by us of 1,785,714 shares of our common stock in this offering at an offering price of $56.00 per share (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us as described under “Use of Proceeds.”

You should read the data set forth in the table below in conjunction with (a) our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and (b) our unaudited condensed consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, each of which are incorporated by reference into this prospectus supplement and accompanying prospectus.

	March 31, 2024
	Actual	As Adjusted
	(in thousands, except share data)
	(unaudited)
Cash and cash equivalents and short-term investments	$125,354	$218,562

Stockholders’ equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 37,161,753 shares issued and outstanding, actual; 900,000,000 shares authorized, 38,947,467 shares issued and outstanding, as adjusted	$37	$39
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding actual and as adjusted	—	—
Additional paid-in capital	767,685	860,892
Accumulated other comprehensive loss	(53)	(53)
Accumulated deficit	(603,740)	(603,740)

Total stockholders’ equity	163,929	257,138

Total capitalization	$163,929	$257,138

The number of shares of our common stock to be outstanding immediately after this offering is based upon 37,161,753 shares outstanding as of March 31, 2024. The number of shares does not include the shares subject to the underwriters’ option to purchase additional shares and also excludes the following:

•

6,556,403 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, at a weighted-average exercise price of $18.48 per share;

•	676,952 shares of our common stock issuable upon the vesting of RSUs outstanding as of March 31, 2024;

•	976,356 shares of common stock reserved for future issuance under our 2021 Plan, as of March 31, 2024 (and any future automatic increase in shares reserved for issuance thereunder); and

•	577,847 shares of common stock reserved for issuance under our 2021 ESPP, as of March 31, 2024.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of March 31, 2024 was approximately $163.9 million, or approximately $4.41 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale by us of shares of common stock in this offering at the public offering price of $56.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $257.1 million, or $6.60 per share. This represents an immediate increase in net tangible book value of $2.19 per share to existing stockholders and an immediate dilution of $49.40 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$56.00
Historical net tangible book value per share as of March 31, 2024	$4.41
Increase in net tangible book value per share attributable to new investors after giving effect to this offering	2.19

As adjusted net tangible book value per share as of March 31, 2024 after new investors purchasing shares of common stock in this offering		6.60

Dilution in net tangible book value per share to new investors in this offering		$49.40

If the underwriters’ option to purchase additional shares is exercised in full to purchase 267,857 additional shares of common stock from us in this offering, based upon the public offering price of $56.00, the as adjusted net tangible book value per share after giving effect to the offering would be $271.2 million, or $6.92 per share. The increase in the net tangible book value per share to existing stockholders would be $2.51 per share and the dilution to the new investors would be $49.08 per share.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding stock options having a per share exercise price less than the offering price per share in this offering. The foregoing table is based upon 37,161,753 shares outstanding as of March 31, 2024, and excludes the following:

•

6,556,403 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, at a weighted-average exercise price of $18.48 per share;

•	676,952 shares of our common stock issuable upon the vesting of RSUs outstanding as of March 31, 2024;

•	976,356 shares of common stock reserved for future issuance under our 2021 Plan, as of March 31, 2024 (and any future automatic increase in shares reserved for issuance thereunder); and

•	577,847 shares of common stock reserved for issuance under our 2021 ESPP, as of March 31, 2024.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income, the alternative minimum tax or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or accounts, or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the U.S.;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement as defined in Section 451(b) of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, the term non-U.S. holder means a beneficial owner of our common stock that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) and is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made an election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described under “Dividend Policy,” above, we have not and do not anticipate paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will be treated as a tax-free return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and any remaining excess will be treated as capital gain from the sale of that stock (subject to tax as described below under “Gain on Sale or Other Disposition of Common Stock”). Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act.”

Subject to the discussion below on effectively connected income, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the U.S. and your country of residence. In order to receive a reduced treaty rate, you must provide us or our paying agent or another applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (including, if required, a non-U.S. or U.S. taxpayer identification number) or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent or another applicable withholding agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty. If you are eligible for a reduced rate of withholding tax pursuant to an income tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the U.S.) are includible in your gross income in the taxable year received, and are generally exempt from such withholding tax, subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act.” In order to obtain this exemption, you must provide us or our paying agent or another applicable withholding agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the U.S.) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion under the section titled “—Backup Withholding and Information Reporting” below, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the U.S.), in which case you will be required to pay tax on the net gain derived from the sale under regular U.S. federal income tax rates, and if you are a non-U.S. holder that is a corporation, you may be subject to the branch profits tax at a 30% rate on such effectively connected gain or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the U.S.); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock will constitute a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time within the shorter of the five-year period preceding the disposition of, or your holding period for, our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests and our other assets held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market during the calendar year in which the sale or disposition occurs, such common stock will be treated as a U.S. real property interest only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period previously described. You are encouraged to consult your own tax advisor regarding the possible consequences to you if we are, or were to become, a USRPHC.

Backup Withholding and Information Reporting

Generally, we or the applicable paying agent, or another applicable withholding agent, must report annually to the IRS the amount of any distributions (whether or not they constitute dividends for U.S. federal income tax purposes) paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8) or you otherwise meet the documentary evidence requirements for establishing that you are not a U.S. person or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent, or another applicable withholding agent, has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, Treasury regulations issued thereunder and administrative guidance (collectively, “FATCA”) generally imposes a U.S. federal withholding tax of 30% on any dividends paid and, subject to the proposed Treasury regulations discussed below, the gross proceeds of a sale or other disposition of our common stock paid to (i) a “foreign financial institution” (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption, or (ii) a “non-financial foreign entity,” (as specially defined under these rules) whether such non-financial foreign entity is the beneficial owner or an intermediary, unless otherwise provided by the Treasury Secretary or such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners, provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our common stock. The U.S. Department of the Treasury has issued proposed regulations, which may be relied upon by taxpayers until final regulations are issued, providing that, if finalized in their present form, the withholding provisions under FATCA do not apply with respect to payment of gross proceeds of a sale or other disposition of our common stock. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes from the IRS, provided that the required information is furnished to the IRS in a timely manner. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which the payee is resident has entered into an “intergovernmental agreement” with the U.S. regarding FATCA, the payee may be permitted to report to that country instead of the U.S., and the intergovernmental agreement may otherwise modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult their own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. BofA Securities, Inc. is acting as lead bookrunning manager of the offering and as representative of the underwriters. J.P. Morgan Securities LLC is also acting as a bookrunning manager of the offering. BTIG, LLC is acting as co-manager of the offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
BofA Securities, Inc.	1,116,072
J.P. Morgan Securities LLC	491,071
BTIG, LLC	178,571

Total	1,785,714

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased, or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.016 per share. After the initial offering of the shares to the public, if all of the common stock is not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 267,857 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $3.36 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$3.36	$3.36
Total	$5,999,999.04	$6,899,998.56

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $790,000. We have agreed to reimburse the underwriters for expenses of up to $20,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority and the preparation of a Blue Sky Memorandum.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act, relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of BofA Securities, Inc. for a period of 60 days after the date of this prospectus supplement, and the earlier of 30 days or when the underwriters’ option to purchase additional shares is exercised in full with respect to sales under our existing at-the-market program, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing stock-based compensation plans.

The restrictions on our actions, as described above, do not apply to the shares of common stock to be sold in this offering and any shares of our common stock issued upon the exercise of options granted under our stock-based compensation plans.

Our directors, executive officers and certain related entities (the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, or the restricted period, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of BofA Securities, Inc., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant, or collectively with the common stock, the lock-up securities, (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged and agreed that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(i)

transfers as a bona fide gift or gifts, or for bona fide estate planning purposes, including a bona fide gift to a charitable organization, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(ii)	transfers by will, other testamentary document, or intestacy;

(iii)

transfers to any trust or other entity formed for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of the lock-up agreement, “immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(iv)	transfers to any immediate family member;

(v)

transfers to any corporation, partnership, limited liability company or other entity of which the lock-up party or the immediate family of the lock-up party are directly or indirectly the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii)

if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party or who shares a common investment advisor with the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, limited partners or shareholders of the lock-up party;

(viii)	transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement, or court order;

(ix)

transfers to the Company from an employee or other service provider of the Company upon death, disability or termination of employment or other service relationship, in each case, of such employee or other service provider;

(x)	transfers as part of a sale of the lock-up party’s lock-up securities acquired in the offering or in open market transactions after the closing date for the offering;

(xi)

transfers to the Company in connection with the vesting, settlement, or exercise of RSUs, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such RSUs, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xii)	transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the

Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities shall remain subject to the provisions of the lock-up agreement;

(xiii)

the exercise of outstanding options and the settlement of RSUs or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

(xiv)

the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; or

(xv)

the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan during the restricted period; or

(xvi)	sales of Common Stock pursuant to trading plans that comply with Rule 10b5-1 under the Exchange Act that has been entered into by the lock-up party prior to the date of the lock-up agreement.

BofA Securities, Inc., in its sole discretion, may release the common stock subject to the lock-up agreements described above in whole or in part at any time with or without notice.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Market under the symbol “RXST.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Certain of the underwriters and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

General

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•

in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”); provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offering of shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS

Certain legal matters with respect to the validity of our shares of common stock offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation own less than one percent of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.rxsight.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 28, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 6, 2024;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 25, 2024; and

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024 and May 9, 2024 (other than information furnished rather than filed); and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein and therein, modifies or supersedes that statement.

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to:

RxSight, Inc.

100 Columbia

Aliso Viejo, CA 92656

(949) 521-7830

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.rxsight.com. Except for the specific incorporated documents listed above, no information available on or accessible through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

The securities covered by this prospectus may be sold by RxSight, Inc. from time to time. This prospectus provides you with a general description of the securities.

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “RXST.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus, any similar section contained in the applicable prospectus supplement or in our most recent report on Form 10-K or 10-Q, as applicable (under Part I, Item 1A of Form 10-K or Part II, Item 1A of Form 10-Q), or in any other document that is incorporated by reference in this prospectus, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any related free writing prospectus may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference.” Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “RxSight, Inc.,” “we,” “our” and “us” refer, collectively, to RxSight, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. Our proprietary RxSight® Light Adjustable Lens system (“RxSight system”) is the first and only commercially available premium cataract technology that enables doctors to customize and optimize visual acuity for patients after surgery. The RxSight system is comprised of our RxSight Light Adjustable Lens® (“LAL®” and “LAL+™,” collectively the “LAL”), RxSight Light Delivery Device (“LDD”) and accessories. Our LAL is a premium intraocular lens (“IOL”) made of proprietary photosensitive material that changes shape in response to specific patterns of ultraviolet (“UV”) light generated by our LDD.

We designed our RxSight system to address the shortcomings of competitive premium IOL technologies and provide a solution that doctors can trust to improve visual outcomes and achieve high levels of patient satisfaction. Competitive premium IOLs require patients to specify their visual priorities before surgery and be willing to accept various optical trade-offs associated with those choices. Once a patient has selected a competitive premium IOL, the surgeon must rely on a series of preoperative diagnostic tests and predictive formulae to choose the appropriate lens power. If the doctor’s prediction is suboptimal, then the patient may experience suboptimal results that could necessitate a subsequent corneal refractive procedure or certain other compromises in order to reach vision targets.

In contrast, with the RxSight system, the surgeon implants the LAL as they would in any other cataract procedure, determines refractive error with patient input several weeks following surgery and then uses the LDD to modify the LAL with the precise visual correction needed to achieve the patient’s desired vision outcomes. We believe our RxSight system provides doctors and patients increased confidence and peace of mind by eliminating the high-stakes preoperative guesswork common to competitive premium IOLs and allowing patients to iterate their final vision characteristics with customized post-surgical adjustments.

A cataract is the loss of transparency in the eye’s natural lens, which causes blurry or hazy vision and can eventually lead to blindness. Approximately 50% of all individuals develop some form of cataracts by age 60, usually in both eyes, and prevalence increases with age. Among the world’s most commonly performed procedures, cataract surgery involves removing the cloudy natural lens and replacing it with a clear IOL. Prior to surgery, patients can opt for either a spherical monofocal IOL, which usually results in improved vision but requires glasses for best vision, or a premium IOL, which also corrects for astigmatism and/or presbyopia, thereby reducing spectacle dependence. In the United States, Medicare and private insurers typically cover the full cost of spherical IOL procedures, while premium IOL procedures require patients to pay an incremental out-of-pocket fee, typically ranging from $1,000 to $4,000 per eye depending on the specific premium IOL used. In the United States, the world’s largest premium IOL market, 2023 premium procedures represented about 21% of all cataract procedures and generated approximately $780 million in revenue, a figure that is projected to grow at a 9.5% compound annual growth rate (“CAGR”) by 2028, according to the Market Scope 2023 Premium Cataract Surgery Market Report.

We believe that the premium cataract surgery market remains underpenetrated due to both doctors’ reluctance to recommend competitive premium IOLs to the full universe of eligible patients and patients’ confusion in assessing the associated trade-offs and side effects with competitive premium IOLs. We believe competitive premium IOLs often fail to deliver on patients’ expectations for quality vision across a range of distances without glasses.

We believe our RxSight system offers doctors and patients a significantly more reliable approach that can consistently deliver optimal, fully customized visual outcomes with few compromises, ultimately driving broad adoption and establishing it as the standard of care for premium cataract procedures. The key benefits of our solution include:

•

Allowing full customization and optimization of patient vision after surgery. Our LAL uses a proprietary silicone formulation that enables changing the mechanical and optical properties of the lens following implantation. Our LDD uses proprietary software and algorithms to deliver a short UV light exposure treatment that polymerizes specific portions of the lens and allows doctors to adjust spherical and cylindrical refraction in 0.25 diopter increments, similar to the adjustment increments used to refract patients for glasses or contact lenses, as well as in other refractive procedures like LASIK. All other premium IOLs are fixed-power lenses that cannot be adjusted following surgery.

•

Delivering superior visual outcomes with low risk of side effects. In our clinical trial that led to approval of our RxSight system by the Food and Drug Administration (“FDA”), 70% of LAL patients achieved 20/20 or better uncorrected visual acuity without glasses, while in similar trials of other premium IOLs, only about 40% of patients achieved this performance level. Additionally, LAL patients do not experience increased incidence of glare or halos that are common with other premium IOLs.

•

Providing accuracy and precision to optimize vision with both eyes. Most LAL patients choose minor differences in the refractive correction of each eye, resulting in glasses-free vision across a full range of distances. In the most recent data from our Phase 4 commercial study, over 90% of patients were able to achieve 20/20 or better at distance without glasses, which is approximately twice the rate of any of the alternative IOLs. In addition, over 90% of patients were also able to read 5-point font at near vision, which is typically the size of footnotes on a page.

•

Enabling patients to preview and compare possible vision outcomes. LAL patients are the only premium IOL patients able to “test-drive” their vision after surgery but before selecting a final refractive outcome. With up to three possible UV light treatments to adjust the LAL, patients direct their optimal visual acuity through an interactive and iterative process.

•

Empowering doctors to grow their practices with a premium IOL they can trust and confidently recommend. Our RxSight system has been shown to deliver excellent visual outcomes across a broad range of patient types and preferences. In our 2023 RxSight customer survey, 93% of respondents said they thought our RxSight system delivered the highest quality vision, 96% said they would recommend the LAL to others and 80% said they would select it for their own eyes.

Our commercial efforts began in 2019 and have been primarily focused in the United States, where we are building a “razor and razor blade” business model to drive new customer adoption and ongoing LAL volume growth. Our U.S. commercial organization includes a direct sales team of LDD sales personnel and LAL account managers, as well as clinical specialists, field service engineers and marketing personnel. Our sales efforts are concentrated on the roughly 4,000 U.S. cataract surgeons that perform 70%–80% of all premium IOL procedures. As of March 31, 2024, we had established an installed base of 732 LDDs in ophthalmology practices and, since our inception through March 31, 2024, surgeons have implanted over 117,000 LALs.

We plan to grow our business primarily by expanding the size of our LDD installed base and driving increased utilization of our LAL through heightened awareness of the superior clinical outcomes our RxSight system provides patients. To continue to strengthen our competitive position in the premium IOL market, our research and development activities are focused primarily on programs that improve clinical outcomes, improve customer experience, expand our indications for use, reduce manufacturing costs and lifecycle management.

Corporate Information

We were incorporated in California on March 5, 1997 as Calhoun Vision, Inc. and changed our name to RxSight, Inc. in October 2016. We reincorporated in Delaware on July 6, 2021. Our principal executive offices are located at 100 Columbia, Aliso Viejo, CA 92656. Our telephone number is (949) 521-7830. Our website address is www.rxsight.com. Information contained on, or that may be accessed through, the website is not incorporated by reference into this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part or the documents incorporated by reference herein. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q, which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are not historical facts and can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of such terms and other same terminology. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Forward-looking statements include, but are not limited to, statements concerning the following:

•

the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements, including our expectation that we do not anticipate the need to raise additional capital or incur additional debt in order to reach profitability from operations, provided that we may opportunistically seek to raise capital under advantageous circumstances from time to time in order to support the expansion of our sales and operations in the U.S. and internationally and to pursue other business opportunities;

•	our plans to conduct further clinical trials and any expectations related to the timing or outcomes of such trials;

•	our plans and expected timelines related to our products, or developing new products, to address additional indications or otherwise;

•	the expected acceptance and use of our products by doctors;

•	our ability to obtain, maintain and expand regulatory clearances for our products and any new products we create;

•	the expected growth of our business and our organization;

•	our intentions regarding investment in our business as we pursue growth;

•	our expected uses of our existing resources;

•	our expectations regarding government and third-party payer coverage and reimbursement;

•	our ability to continue to recruit and retain key personnel, including the continued development of a sales and marketing infrastructure;

•	our ability to obtain an adequate supply of materials and components for our products from our third-party suppliers, including single and sole source suppliers;

•	our ability to manufacture sufficient quantities of our products with appropriate quality;

•	our ability to obtain, maintain and enforce intellectual property protection for our products and protect our intellectual property rights;

•	our ability to expand our business into new geographic markets;

•	our ability to comply with applicable SEC rules and Nasdaq continued listing requirements;

•	our ability to comply with existing and future government laws, rules and regulations both in the United States and internationally;

•	our expectations regarding the allocation of resources toward expenses associated with being a public company;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;

•	the volatility of the trading price of our common stock;

•	our ability to identify and develop new and planned products or acquire new products;

•	development and projections relating to our competitors or our industry, including anticipated growth rates for the conventional and premium intraocular lens (“IOL”) markets;

•	the impact of local, regional, national or political conditions and events; and

•	the impact of worldwide political and economic conditions and unknown future events on our business, financial condition and results of operations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024, is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part or the documents incorporated by reference therein and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the amount of the exercise price and the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market offerings,” negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation own less than one percent of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.rxsight.com. The contents on, or accesible through, our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Securities Act and under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April  25, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024; and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RxSight, Inc.

100 Columbia

Aliso Viejo, California 92656

Attn: Investor Relations

(949) 521-7830

1,785,714 Shares

PROSPECTUS SUPPLEMENT

BofA Securities

J.P. Morgan

BTIG

May 8, 2024